UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2024, Monster Beverage Corporation (the “Company”) issued a press release relating to its financial results for the third quarter ended September 30, 2024, a copy of which is furnished as Exhibit 99.1 hereto. The press release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of the Company’s Quarterly Report on Form 10-Q.

On November 7, 2024, the Company will conduct a conference call at 2:00 p.m. Pacific Time. The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.monsterbevcorp.com in the “Events & Presentations” section. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2024, the Board of Directors (the “Board”) of the Company elected Mr. William “Bill” W. Douglas III to serve as a director of the Company, effective January 1, 2025. Mr. Douglas will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program.

Additional information on Mr. Douglas is provided below:

William “Bill” W. Douglas III—Lead Director of SiteOne Landscape Supply and Director of Coca-Cola Hellenic. Since 2016, Mr. Douglas has served on the boards of SiteOne Landscape Supply, Inc. (“SiteOne”) and Coca-Cola Hellenic Bottling Company. Before his retirement in June 2016, Mr. Douglas served as the Executive Vice President, Supply Chain of Coca-Cola Enterprises, Inc. (“CCE”) and prior to that, served as executive vice president and chief financial officer, controller, and principal accounting officer, among other roles. Prior to CCE, Mr. Douglas served as chief financial officer of Coca-Cola HBC. Mr. Douglas also currently serves on the boards of North Highland ESOP and Classic City Bank.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2024, the Board approved and adopted the Fourth Amended and Restated By-laws of the Company (the “By-laws”), effective the same day. The By-laws reflect the adoption of a majority voting standard for the election of director nominees, with a plurality vote standard retained for contested director elections. The amendments affected by the By-laws also account for recent changes to the Delaware General Corporation Law and a periodic review of the By-laws. This description of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-laws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.2	Fourth Amended and Restated By-laws of Monster Beverage Corporation
Exhibit 99.1	Press Release dated November 7, 2024.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in iXBRL

(Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: November 7, 2024	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors and
Co-Chief Executive Officer